     As filed with the Securities and Exchange Commission on March 27, 2002

                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                               PROXIM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           52-2198231
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                                510 DEGUIGNE DRIVE
                           SUNNYVALE, CALIFORNIA 94085
               (Address of Principal Executive Offices) (Zip Code)
                     PROXIM, INC. 1986 STOCK OPTION PLAN(1)
                    PROXIM, INC. 1994 DIRECTOR OPTION PLAN(1)
                  PROXIM, INC. 1995 LONG-TERM INCENTIVE PLAN(1)
               PROXIM, INC. 1999 NONSTATUTORY STOCK OPTION PLAN(1)
                            (Full Title of the Plans)

                                JONATHAN N. ZAKIN
                             CHIEF EXECUTIVE OFFICER
                               PROXIM CORPORATION
                               510 DEGUIGNE DRIVE
                           SUNNYVALE, CALIFORNIA 94085
                     (Name and Address of Agent for Service)
                                 (408) 731-2700
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:

        DANIEL CLIVNER, ESQ.                             ROBERT G. DAY
     SIMPSON THACHER & BARTLETT                WILSON SONSINI GOODRICH & ROSATI
 10 UNIVERSAL CITY PLAZA, SUITE 1850               PROFESSIONAL CORPORATION
    LOS ANGELES, CALIFORNIA 91608                     650 PAGE MILL ROAD
           (818) 755-7000                             PALO ALTO, CA 94304
                                                        (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                        AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING
TITLE OF SECURITIES TO BE REGISTERED                  REGISTERED(1)(2)       SHARE(3)            PRICE(3)        FEE(3)
                                                      ----------------  ------------------  ------------------  ---------
Class A Common Stock, par value $ 0.01 per
share, to be issued pursuant to Proxim
Corporation's:

1986 Stock Option Plan, outstanding                         144,208           $ 2.74         $    395,129.92    $   36.36

1994 Director Option Plan, outstanding                      351,465           $11.64         $  4,091,052.60    $  376.38

1994 Director Option Plan, available for grant              530,350           $ 2.36         $     1,251,626    $  115.15

1995 Long-Term Incentive Plan, outstanding                4,040,484           $ 6.11         $ 24,687,357.24    $2,271.24

1995 Long-Term Incentive Plan, available for grant        6,571,454           $ 2.36         $ 15,508,631.44    $1,426.80

1999 Nonstatutory Stock Option Plan, outstanding         11,425,424           $ 5.48         $ 62,611,323.52    $5,760.24
                                                         ----------           ------         ---------------    ---------
     Total                                               23,063,385              n/a         $108,545,120.70    $   9,987
                                                         ==========           ======         ===============    =========

(1) Pursuant to that certain Agreement and Plan of Reorganization, dated as of January 16, 2002 (the "Merger Agreement"), among the Registrant, Walnut-Pine Merger Corp. ("Merger Sub"), a Delaware corporation and direct wholly-owned subsidiary of the Registrant, and Proxim, Inc. ("Proxim"), a Delaware corporation, Merger Sub was merged with and into Proxim and Proxim became a wholly-owned subsidiary of the Registrant on March 26, 2002. In accordance with the Merger Agreement, each issued and outstanding option under Proxim's 1986 Stock Option Plan, 1994 Director Plan, 1995 Long-Term Incentive Plan and 1999 Nonstatutory Stock Option Plan (the "Proxim Options") has been assumed by the Registrant and converted into an option to acquire 1.8896 shares of the Registrant's common stock, net of any resulting fractional shares. The Registrant has also assumed unissued options under each of Proxim's 1994 Director Option Plan and 1995 Long-Term Incentive Plan. The amounts to be registered reflect the exchange ratio in the Merger Agreement of 1.8896 shares of the Registrant's common stock for each share of Proxim common stock previously subject to each such assumed option.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or sold pursuant to the antidilution provisions of each of the plans listed above.

(3) Estimated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of the Registrant's common stock which may be sold upon the exercise of outstanding options under the plans listed above, the weighted average exercise price of the Proxim Options divided by the exchange ratio in the Merger Agreement of 1.8896, and (ii) in the case of shares of the Registrant's common stock for which options have not yet been granted and the exercise price of which is therefore unknown, the average of the high and low price per share of the Registrant's common stock, as reported on the Nasdaq National Market on March 25, 2002, of $2.36. $1,202 of the registration fee was paid in connection with the Registrant's Registration Statement on Form S-4 dated February 25, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENT BY REFERENCE.

        The following documents were filed with the Securities and Exchange Commission by the Registrant and its wholly-owned subsidiary, Proxim Wireless Networks, Inc., formerly known as Proxim, Inc. ("Proxim") and are incorporated herein by reference:

        (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

        (ii) Proxim's Annual Report on Form 10-K for the year ended December 31, 2001;

        (iii) The Registrant's Current Report on Form 8-K filed on January 18, 2002, February 28, 2002, March 5, 2002, March 8, 2002 and
               March 26, 2002;

        (iv) Proxim's Current Report on Form 8-K filed on January 17, 2002 and February 14, 2002; and

        (v) The description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's Registration Statement on Form 8-A filed on July 11, 2000 and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment to its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (4) for any transaction from which a director derived an improper personal benefit.

        Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation or other enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, including attorneys' fees, which the officer or director actually and reasonably incurred.

        The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of officers and directors to the fullest extent permitted by applicable law.

        In addition, the Registrant has also entered into employment agreements with some of its officers and directors which provide for their indemnification with respect to certain matters. The Registrant has purchased directors' and officers' liability insurance for all of its directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and any amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on March 27, 2002.

                                        PROXIM CORPORATION


                                        By:       /s/ Keith E. Glover
                                           ________________________________
                                                      Keith E. Glover
                                            Executive Vice President, Chief
                                            Financial Officer and Secretary


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2002:

             Signature                                  Title
             ---------                                  -----
     /s/ Jonathan N. Zakin
-------------------------------------    Chairman, Chief Executive Officer and
         Jonathan N. Zakin               Director (Principal Executive Officer)

       /s/ David C. King
-------------------------------------    President, Chief Operating Officer and
           David C. King                 Director

      /s/ Keith E. Glover
-------------------------------------    Executive Vice President, Chief
          Keith E. Glover                Financial Officer (Principal Financial
                                         and Accounting Officer) and Secretary

     /s/ Michael J. Boskin
-------------------------------------    Director
         Michael J. Boskin

       /s/ Merle Gilmore
-------------------------------------    Director
           Merle Gilmore

     /s/ Jeffrey D. Saper
-------------------------------------    Director
         Jeffrey D. Saper

     /s/ Kenneth Westrick
-------------------------------------    Director
         Kenneth Westrick

   /s/ Joseph R. Wright, Jr.
-------------------------------------    Director
       Joseph R. Wright, Jr.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
4.1          Form of the Registrant's Class A Common Stock Certificate.

4.2(1)       Stockholders Agreement, dated as of October 31, 1999, among the
             Registrant, WMC Holding Corp., GTI Acquisition Corp. and Glenayre
             Technologies, Inc.

4.3(1)       Registration Rights Agreement, dated as of June 8, 2000, among the
             Registrant, Ripplewood Holdings L.L.C. and WMC Holding Corp.

4.4(2)       Stockholders Agreement, dated as of January 16, 2002, among
             Ripplewood Partners, L.P., Ripplewood Employee Co-Investment Fund,
             L.P., WMC Holding L.L.C. and the Registrant.

4.5(3)       Warrant to Purchase Common Stock of Proxim, Inc., issued to Intel
             Corporation on April 27, 1999.

4.6(3)       Investor Rights Agreement, dated as of April 27, 1999, between
             Proxim, Inc. and Intel Corporation.

4.7(3)       Warrant to Purchase Common Stock of Proxim, Inc. issued to Motorola
             Corporation on June 2, 1999.

4.8(3)       Investor Rights Agreement, dated as of June 2, 1999, between
             Proxim, Inc. and Motorola Corporation.

4.9(4)       Registration Rights Agreement between Proxim, Inc. and Siemens
             Aktiengesellshaft and Siemens Information and Communication Mobile
             LLC, dated September 27, 2000.

4.10(5)      Common Stock and Warrant Purchase Agreement, dated as of
             November 27, 2001, by and between Proxim, Inc. and each of the purchasers named in Exhibit A thereto.

4.11(5) Form of Proxim, Inc. Common Stock Warrant issued to each of the purchasers (other than UBS Global Equity Arbitrage Master Ltd. and
             PIPES Corporate Strategies Ltd.) in connection with the Common
             Stock and Warrant Purchase Agreement, dated as of November 27, 2001.

4.12(5)      Form of Proxim, Inc. Common Stock Warrant issued to UBS Global
             Equity Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd. in connection with the Common Stock Warrant and Purchase Agreement, dated as of November 27, 2001.

4.13(5)      Form of Irrevocable Proxy executed by each of UBS Global Equity
             Arbitrage Master Ltd. and PIPES Corporate Strategies Ltd. in connection with the Common Stock and Warrant Purchase Agreement, dated as of November 27, 2001.

5.1 Opinion of Simpson Thacher & Bartlett as to the legality of certain shares to be issued.

10.1(6)*     Proxim, Inc. 1986 Incentive Stock Option Plan and form of
             Subscription Agreement.

10.2(7)*     Proxim, Inc. 1994 Director Option Plan, as amended and restated.

10.3(8)*     Proxim, Inc. Form of 1994 Director Option Plan Subscription
             Agreement.

10.4(9)* Proxim, Inc. 1995 Long-Term Incentive Plan, as amended and restated.

10.5(10)*    Proxim, Inc. Form of 1995 Long-Term Incentive Plan Subscription
             Agreement.

10.6* Proxim, Inc. 1999 Nonstatutory Stock Option Plan, as amended and restated.

10.7(11)*    Proxim, Inc. Form of 1999 Nonstatutory Stock Option Plan
             Subscription Agreement.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of PricewaterhouseCoopers, LLP.

99.1         Letter from the Registrant to the Securities and Exchange
             Commission Regarding Arthur Andersen

---------------

(1) Incorporated by reference to the like named exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-35200), as amended, filed with the Securities and Exchange Commission on July 20, 2000.

(2) Incorporated by reference to the like named exhibit to the Registrant's Registration Statement on Form S-4 (File No. 333-82014), as amended, filed with the Securities and Exchange Commission on February 25, 2002.

(3) Incorporated by reference to Proxim's report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1999.

(4) Incorporated by reference to Proxim's report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

(5) Incorporated by reference to Proxim's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2001.

(6) Incorporated by reference to the like named exhibit to Proxim's Registration Statement No. 33-70712 filed with the Securities and Exchange Commission on December 15, 1993.

(7) Incorporated by reference to Proxim's Registration Statement No. 333-88369 filed with the Securities and Exchange Commission on October 4, 1999.

(8) Incorporated by reference to Proxim's definitive proxy materials filed with the Securities and Exchange Commission on April 15, 1994.

(9) Incorporated by reference to Proxim's Registration Statement No. 333-54390 filed with the Securities and Exchange Commission on January 26, 2001.

(10) Incorporated by reference to Proxim's Registration Statement No. 33-94910 filed with the Securities and Exchange Commission on July 24, 1995.

(11) Incorporated by reference to Proxim's Registration Statement No. 333-54390 filed with the Securities and Exchange Commission on January 26, 2001.

*    Management contract or compensating plan or arrangement.